SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             Cincinnati Bell Inc.
  ..........................................................................
            (Exact name of registrant as specified in its charter)

                  Ohio                                 31-1056105
 ...............................................................................
 (State of incorporation or organization) (I.R.S. Employer Identification No.)

      201 East Fourth Street, 102-760
      P.O. Box 2301
      Cincinnati, Ohio                                 45201-2301
 ...............................................................................
      (Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                   Name of each exchange on which
      to be so registered                   each class is to be registered

7-1/4% Junior Convertible Preferred Stock
       Due 2007, without par value               New York Stock Exchange
 ..............................................  ...............................
6-3/4% Cumulative Convertible Preferred
       Stock, without par value
       (liquidation preference $1,000)           New York Stock Exchange *
 ..............................................  ...............................
  Depositary Shares, each representing a
one-twentieth interest in a share of 6-3/4%
  Cumulative Convertible Preferred Stock,
            without par value
   (liquidation preference $50 per share)         New York Stock Exchange
 ..............................................  ...............................

          If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

          If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. | |


          Securities Act registration statement file number to which this Form relates: 333-86971 (if applicable)
         ---------

          Securities to be registered pursuant to Section 12(g) of the Act:
N/A

--------------------

* Application to be made for listing, not for trading, but only in connection with the registration of the Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.


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                                                                              2

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The classes of securities to be registered hereunder are (1) 7-1/4% Junior Convertible Preferred Stock Due 2007, without par value (the "7-1/4% Preferred Stock") of Cincinnati Bell. ("Cincinnati Bell"), (2) 6-3/4% Cumulative Convertible Preferred Stock, without par value (the "6-3/4% Preferred Stock") of Cincinnati Bell, and (3) Depositary Shares, each representing a one-twentieth interest in a share of 6-3/4% Cumulative Convertible Preferred Stock, without par value (liquidation preference $50 per share) (the "Depositary Shares"), of Cincinnati Bell. The description of each of the 7-1/4% Preferred Stock and the 6-3/4% Preferred Stock set forth under the caption "Description of Cincinnati Bell Capital Stock" included in Cincinnati Bell's Registration Statement on Form S-4 (SEC Registration No. 333-86971) (the "Registration Statement") filed with the Securities and Exchange Commission on September 13, 1999 is incorporated herein by reference.

Item 2.   Exhibits.

          1. Form of Certificate of Amendment by the Board of Directors to the Amended Articles of Incorporation of Cincinnati Bell including the description of each of the 7-1/4% Preferred Stock and the 6-3/4% Preferred Stock to be in effect as of the effective time of the merger of IXC Communications, Inc. and Ivory Merger Inc., a subsidiary of Cincinnati Bell (incorporated by reference to Exhibit 4.2 to the Registration Statement).


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                                                                              3

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        CINCINNATI BELL INC.,

                                        by

                                        /s/ THOMAS E. TAYLOR
                                        ---------------------------------
                                        Name:   Thomas E. Taylor
                                        Title:  General Counsel and Secretary

Date:  November 8, 1999